UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 2, 2021 (February 2, 2021)

HOLICITY INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39426	85-1270303
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2300 Carillon Point

Kirkland, WA 98033

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (425) 278-7100

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock and one-third of one redeemable warrant	HOLUU	The Nasdaq Capital Market
Class A common stock, par value $0.0001 per share	HOL	The Nasdaq Capital Market
Redeemable warrants, each whole warrant exercisable for one share of Class A common stock, each at an exercise price of $11.50 per share	HOLUW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Business Combination Agreement

On February 2, 2021, Holicity Inc., a Delaware corporation (“Holicity” or the “Company”), entered into a business combination agreement by and among Holicity, Holicity Merger Sub Inc., a wholly-owned subsidiary of Holicity (“Merger Sub”), and Astra Space, Inc. (“Astra”) (as it may be amended and/or restated from time to time, the “Business Combination Agreement”). The business combination was unanimously approved by Holicity’s board of directors (the “Board”) on January 29, 2021. If the Business Combination Agreement is approved by Holicity’s and Astra’s stockholders, and the transactions contemplated by the Business Combination Agreement are consummated, Merger Sub will merge with and into Astra with Astra surviving the merger as a wholly-owned subsidiary of Holicity (the “Business Combination”). In addition, in connection with the consummation of the Business Combination (the “Closing”), Holicity will be renamed “Astra Space, Inc.” and is referred to herein as “New Astra” as of the time following such change of name.

Pursuant to the Business Combination Agreement, Holicity has agreed to acquire all of the outstanding equity interests of Astra for approximately $2.03 billion in aggregate consideration to be paid at the effective time of the Business Combination (the “Effective Time”). Immediately prior to the Effective Time, each share of Class A common stock of Astra (“Astra Class A common stock”) held by Chris Kemp and Adam London (each a “Founder” and together the “Founders”) that is issued and outstanding as of such time shall automatically convert into one (1) share of Class B common stock of Astra (“Astra Class B common stock” and together with the Astra Class A common stock, the “Astra common stock”) in accordance with an exchange agreement dated prior to the Effective Time between the Company and each Founder. In addition, immediately prior to the Effective Time, each share of Holicity Class B common stock that is issued and outstanding as of such time shall automatically convert in accordance with the terms of the Company’s Certificate of Incorporation into one (1) share of Holicity Class A common stock, all of the shares of Holicity Class B common stock converted into shares of Holicity Class A common stock shall no longer be outstanding and shall cease to exist, and each holder of Holicity Class B common stock shall thereafter cease to have any rights with respect to such securities.

The consideration for the Business Combination will be paid through stock in New Astra as follows: each share of Astra common stock and each share of preferred stock of Astra (“Astra Preferred Stock”) that is issued and outstanding immediately prior to the Effective Time (other than dissenting shares and shares of Astra common stock held in the treasury of Astra immediately prior to the Effective Time) shall be converted into the right to receive, with respect to any Astra Class A common stock or Astra Preferred Stock issued and outstanding immediately prior to the Effective Time, a number of shares of Class A common stock of Holicity equal to the “Per Share Merger Consideration Value” divided by $10.00 per share, where the “Per Share Merger Consideration Value” is (a)(x) $2,030,000,000.00 plus (y) the aggregate exercise price of all of the options to purchase shares of Astra common stock (“Astra Options”) and warrants to purchase shares of Astra common stock (“Astra Warrants”) described in the Business Combination Agreement divided by (b) the number of all outstanding shares, as of the date hereof, of Astra common stock (including (A) shares of Astra common stock issuable upon conversion of the Astra Preferred Stock outstanding on the date hereof, (B) any shares of Astra common stock issued or issuable upon the exercise of all Astra Options and Astra Warrants outstanding on the date of the Business Combination Agreement and (C) the vesting of Astra restricted shares outstanding as of the date of the Business Combination Agreement). Each share of Astra Class A common stock and each share of Astra Preferred Stock that is issued and outstanding immediately prior to the Effective Time (other than dissenting shares and shares of Astra Class A common stock held in the treasury of Astra immediately prior to the Effective Time) shall be converted into the right to receive a number of shares of Holicity Class A common stock equal to (i) the Per Share Merger Consideration Value, divided by (ii) $10.00 per share and each share of Astra Class B common stock and each share of Founders Preferred Stock of Astra (other than dissenting shares and shares of Astra Class B common stock held in the treasury of Astra immediately prior to the Effective Time) shall be converted into the right to receive a number of shares of Holicity Class B Common Stock equal to (i) the Per Share Merger Consideration Value, divided by (ii) $10.00 per share.

Pursuant to the Business Combination Agreement, at the Effective Time, (i) each Astra Option that is outstanding and unexercised immediately prior to the Effective Time shall be assumed and converted into a newly issued option exercisable for Class A common stock of New Astra, (ii) each Astra Warrant that is issued and outstanding immediately prior to the Effective Time and has not been terminated pursuant to its terms will be assumed and converted into a warrant exercisable for Class A common stock of New Astra on the same terms and conditions as applied to the existing Astra Warrants, and (iii) in respect of each unvested share of restricted stock or restricted stock unit that is unvested immediately prior to the effective time of the Business Combination (A) each share of restricted stock or restricted stock unit (other than those held by an individual who has waived the right to accelerate the vesting of such stock or stock unit) will become immediately vested and the holder will be entitled to receive the applicable per share merger consideration, less applicable tax withholding, if any and (B) each share of restricted stock or restricted stock unit held by an individual who has waived the right to accelerate the vesting of such stock or stock unit will be cancelled and converted into restricted shares of New Astra stock, subject to the same terms and conditions as the Astra awards.

The shares of Class B common stock of New Astra will have the same economic terms as the shares of Class A common stock of New Astra, but the shares of Class B common stock of New Astra will have 10 votes per share, whereas the shares of Class A common stock will have one (1) vote per share. The outstanding shares of Class B common stock of New Astra will be subject to a “sunset” provision permitted whereby such shares of Class B common Stock of New Astra will automatically convert to shares of Class A common stock if the Founders and other qualified holders of Class B common stock collectively cease to beneficially own at least twenty percent (20%) of the number of shares of Class B common stock of New Astra collectively held by the Founders and their permitted transferees as of the Effective Time.

The parties to the Business Combination Agreement have made customary representations, warranties and covenants in the Business Combination Agreement, including, among others, covenants with respect to the conduct of Astra and Holicity and its subsidiaries prior to the closing of the Business Combination.

The closing of the Business Combination is subject to certain customary conditions, including, among other things: (i) approval by Holicity’s stockholders and Astra’s stockholders of the Business Combination Agreement, the Business Combination and certain other actions related thereto; (ii) the expiration or termination of the waiting period (or any extension thereof) applicable under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 as amended; (iii) Holicity having at least $250 million of cash at the closing of the Business Combination, consisting of cash held in its trust account and the aggregate amount of cash actually invested in (or contributed to) the Company pursuant to the Subscription Agreements (as defined below), after giving effect to redemptions of public shares, if any, but before giving effect to the consummation of the closing of the Business Combination and the payment of Astra’s and Holicity’s outstanding transaction expenses as contemplated by the Business Combination Agreement; (iv) the shares of Class A common stock of New Astra to be issued in connection with the Business Combination having been approved for listing on The Nasdaq Capital Market (“Nasdaq”) subject only to official notice of issuance thereof; (v) no material adverse effect, as defined in the Business Combination Agreement, has occurred with respect to Astra; and (vi) each Founder is employed by and devotes his full time and attention to Astra, and has not died or become disabled.

The Business Combination Agreement may be terminated by Holicity or Astra under certain circumstances, including, among others, (i) by written consent of Holicity and Astra, (ii) by either Holicity or Astra if the closing of the Business Combination has not occurred on or before August 1, 2021 and (iii) by Holicity or Astra if Holicity has not obtained the required approval of its stockholders.

The foregoing description of the Business Combination Agreement and the Business Combination does not purport to be complete and is qualified in its entirety by the terms and conditions of the Business Combination Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The Business Combination Agreement contains representations, warranties and covenants that the parties to the Business Combination Agreement made to each other as of the date of the Business Combination Agreement or other specific dates. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating the Business Combination Agreement. The Business Combination Agreement has been attached to provide investors with information regarding its terms and is not intended to provide any other factual information about Holicity, Astra or any other party to the Business Combination Agreement. In particular, the representations, warranties, covenants and agreements contained in the Business Combination Agreement, which were made only for purposes of the Business Combination Agreement and as of specific dates, were solely for the benefit of the parties to the Business Combination Agreement, may be subject to limitations agreed upon by the contracting parties (including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Business Combination Agreement instead of establishing these matters as facts) and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors and reports and documents filed with the U.S. Securities and Exchange Commission (the “SEC”). Investors should not rely on the representations, warranties, covenants and agreements, or any descriptions thereof, as characterizations of the actual state of facts or condition of any party to the Business Combination Agreement. In addition, the representations, warranties, covenants and agreements and other terms of the Business Combination Agreement may be subject to subsequent waiver or modification. Moreover, information concerning the subject matter of the representations and warranties and other terms may change after the date of the Business Combination Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Subscription Agreements

The Company entered into subscription agreements (the “Subscription Agreements”), each dated as of February 2, 2021, with certain institutional investors, pursuant to which, among other things, the Company agreed to issue and sell, in private placements to close immediately prior to the closing of the Business Combination, an aggregate of 20,000,000 shares of Class A common stock for $10 per share for aggregate gross proceeds of $200 million. As a consequence of the Business Combination, as of the closing of the Business Combination, each of the holders of shares of Class A common stock issued pursuant to the Subscription Agreements will automatically receive, on a one-for-one basis, shares of New Astra Class A common stock.

The foregoing description of the Subscription Agreements does not purport to be complete and is qualified in its entirety by the terms and conditions of the form of Subscription Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

Investors’ Rights Agreement

The Company entered into an investors’ rights agreement (the “Investors’ Rights Agreement”), dated as of February 2, 2021, among the Company, Astra and certain of their respective stockholders including the Founders and Pendrell Holicity Holdings Corporation (the “Sponsor”), which will become effective upon consummation of the Business Combination. Pursuant to the Investors’ Rights Agreement, New Astra will be required to register for resale securities held by the stockholders party thereto. New Astra will have no obligation to facilitate more than one demand made by the Sponsor, or its affiliates, that New Astra register such stockholders’ securities. In addition, the holders have certain “piggyback” registration rights with respect to registrations initiated by New Astra. New Astra will bear the expenses incurred in connection with the filing of any registration statements pursuant to the Investors’ Rights Agreement. The Investors’ Rights Agreement restricts the ability of the Sponsor and the Founders to transfer their shares of New Astra common stock, subject to certain permitted transfers, until the earlier of (i) the first anniversary of the closing of the Business Combination and (ii) following the closing of the Business Combination, if the closing price of the New Astra common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the closing of the Business Combination. The Investors’ Rights Agreement also restricts the ability of each other stockholder who is a party thereto, including the directors and officers of Astra, to transfer their shares of New Astra common stock, subject to certain permitted transfers, until six (6) months after the closing of the Business Combination.

The foregoing description of the Investors’ Rights Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Investors’ Rights Agreement filed as Exhibit 10.2 hereto and is incorporated by reference herein.

 Support Agreements

In connection with and following the execution of the Business Combination Agreement, certain Astra stockholders (the “Astra Supporting Stockholders”) entered into Astra support agreements with the Company (the “Support Agreements”). Under the Support Agreements, each Astra Supporting Stockholder agreed, on (or effective as of) the third business day following the SEC declaring effective the proxy statement/prospectus relating to the approval by Holicity stockholders of the Business Combination, to execute and deliver a written consent with respect to the outstanding shares of Astra common stock and preferred stock held by such Astra Supporting Stockholder adopting the Business Combination Agreement and approving the Business Combination. The shares of Astra common stock and preferred stock that are owned by the Astra Supporting Stockholders and subject to the Support Agreements represent approximately seventy percent (70%) of the outstanding voting power of Astra common stock and preferred stock (on an as converted basis). In addition, the Support Agreements prohibit the Astra Supporting Stockholders from engaging in activities that have the effect of soliciting a competing acquisition proposal.

The foregoing description of the Support Agreements does not purport to be complete and is qualified in its entirety by the terms and conditions of the Support Agreements filed as Exhibit 10.3 hereto and incorporated by reference herein.

Sponsor Agreement

In connection with the execution of the Business Combination Agreement, the Sponsor entered into an Agreement (the “Sponsor Agreement”) with Astra, pursuant to which the Sponsor agreed to vote all shares of Holicity common stock beneficially owned by it in favor of each of the proposals at the Company’s stockholders meeting to vote on the Business Combination and the adoption of the Business Combination Agreement, to use its reasonable best efforts to take all actions reasonably necessary to consummate the Business Combination, to waive any anti-dilution protections provided to the Sponsor in the Company’s Certificate of Incorporation and to not take any action that would reasonably be expected to materially delay or prevent the satisfaction of the conditions to the Business Combination set forth in the Business Combination Agreement.

The Sponsor Agreement provides that the Sponsor will not redeem any shares of Holicity common stock and will take all actions necessary to opt out of any class in any class action with respect to any claim, derivative or otherwise, against Holicity, Astra, any affiliate or designee of the Sponsor acting in his or her capacity as director or any of their respective successors and assigns relating to the negotiation, execution or delivery of the Sponsor Agreement, the Business Combination Agreement or the consummation of the transactions contemplated in such agreements.

The foregoing description of the Sponsor Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Sponsor Agreement filed as Exhibit 10.4 hereto and incorporated by reference herein.

Director Nomination Agreement

In connection with the Closing, New Astra and the Sponsor will enter into a director nomination agreement (the “Director Nomination Agreement”). Pursuant to the Director Nomination Agreement, the Sponsor will hold certain rights to nominate a member of the Board effective as of the Closing Date, subject to the conditions set forth in the Director Nomination Agreement. The Sponsor’s initial nominee to the board is expected to be Craig McCaw. The Director Nomination Agreement will terminate as of the date that is twelve (12) months after of the Closing.

The foregoing description of the Director Nomination Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Director Nomination Agreement, the form of which is filed as Exhibit 10.5 hereto and incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The disclosure set forth above in Item 1.01 of this Current Report on Form 8-K under the heading “Subscription Agreements” is incorporated by reference herein. The shares of common stock issuable in connection with the private placement will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder.

Item 7.01. Regulation FD Disclosure.

On February 2, 2021, the Company issued a press release announcing the execution of the Business Combination Agreement. The press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Attached as Exhibit 99.2 hereto and incorporated by reference herein is the investor presentation dated January 2021 and certain other disclosures, which will be used by the Company with respect to the transactions contemplated by the Business Combination Agreement.

The information in this Item 7.01, including Exhibits 99.1 and 99.2, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act or the Exchange Act, regardless of any general incorporation language in such filings. This Current Report on Form 8-K will not be deemed an admission as to the materiality of any information of the information in this Item 7.01, including Exhibits 99.1 and 99.2.

Important Information About the Business Combination and Where to Find It

In connection with the proposed Business Combination, the Company intends to file with the SEC a registration statement on Form S-4 (the “Registration Statement”), which will include a proxy statement/prospectus, and certain other related documents, which will be both the proxy statement to be distributed to holders of shares of the Company’s common stock in connection with the Company’s solicitation of proxies for the vote by the Company’s stockholders with respect to the Business Combination and other matters as may be described in the Registration Statement, as well as the prospectus relating to the offer and sale of the securities of the Company to be issued in the Business Combination. The Company’s stockholders and other interested persons are advised to read, when available, the preliminary proxy statement/prospectus included in the Registration Statement and the amendments thereto and the definitive proxy statement/prospectus, as these materials will contain important information about the parties to the Business Combination Agreement, the Company and the Business Combination. After the Registration Statement is declared effective, the definitive proxy statement/prospectus will be mailed to stockholders of the Company as of a record date to be established for voting on the Business Combination and other matters as may be described in the Registration Statement. Stockholders will also be able to obtain copies of the proxy statement/prospectus and other documents filed with the SEC that will be incorporated by reference in the proxy statement/prospectus, without charge, once available, at the SEC’s web site at sec.gov, or by directing a request to: Holicity Inc., 2300 Carillon Point, Kirkland, WA 98033, Attention: Craig McCaw, Chief Executive Officer, (425) 278-7100.

Participants in the Solicitation

The Company and its directors and executive officers may be deemed participants in the solicitation of proxies from the Company’s stockholders with respect to the Business Combination. A list of the names of those directors and executive officers and a description of their interests in the Company is contained in the Company’s registration statement on Form S-1, which was initially filed with the SEC on July 17, 2020, and is available free of charge at the SEC’s web site at sec.gov, or by directing a request to Holicity Inc., 2300 Carillon Point, Kirkland, WA 98033, Attention: Secretary, (425) 278-7100. Additional information regarding the interests of such participants will be contained in the Registration Statement when available.

Astra and its directors and executive officers may also be deemed to be participants in the solicitation of proxies from the stockholders of the Company in connection with the Business Combination. A list of the names of such directors and executive officers and information regarding their interests in the Business Combination will be contained in the Registration Statement when available.

Forward-Looking Statements

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The Company’s and Astra’s actual results may differ from their expectations, estimates and projections and consequently, you should not rely on these forward looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, the Company’s and Astra’s expectations with respect to future performance and anticipated financial impacts of the Business Combination, the satisfaction of the closing conditions to the Business Combination and the timing of the completion of the Business Combination. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside the Company’s and Astra’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) the outcome of any legal proceedings that may be instituted against the Company and Astra following the announcement of the Business Combination Agreement and the transactions contemplated therein; (2) the inability to complete the Business Combination, including due to failure to obtain approval of the stockholders of the Company, approvals or other determinations from certain regulatory authorities, or other conditions to closing in the Business Combination Agreement; (3) the occurrence of any event, change or other circumstance that could give rise to the termination of the Business Combination Agreement or could otherwise cause the transactions contemplated therein to fail to close; (4) the inability to obtain or maintain the listing of New Astra’s Class A common stock on Nasdaq following the Business Combination; (5) the risk that the Business Combination disrupts current plans and operations as a result of the announcement and consummation of the Business Combination; (6) the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition and the ability of the combined company to grow and manage growth profitably and retain its key employees; (7) costs related to the Business Combination; (8) changes in applicable laws or regulations; (9) the possibility that Astra or the combined company may be adversely affected by other economic, business, and/or competitive factors; (10) New Astra’s ability to raise financing in the future and to comply with restrictive covenants related to long-term indebtedness; (11) the impact of COVID-19 on Astra’s business and/or the ability of the parties to complete the Business Combination; and (12) other risks and uncertainties indicated from time to time in the proxy statement/prospectus relating to the Business Combination, including those under “Risk Factors” in the Registration Statement, and in the Company’s other filings with the SEC. The Company cautions that the foregoing list of factors is not exclusive. The Company cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

No Offer or Solicitation

This Current Report on Form 8-K shall not constitute a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the Business Combination. This Current Report on Form 8-K shall also not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
2.1†	Business Combination Agreement, dated as of February 2, 2021, by and among Holicity Inc., Holicity Merger Sub Inc. and Astra Space, Inc.
10.1	Form of Subscription Agreement.
10.2	Investors’ Rights Agreement, dated February 2, 2021, by and among Holicity Inc., Astra Space, Inc. and certain of their respective stockholders.
10.3	Support Agreement, dated as of February 2, 2021, by and between Holicity Inc. and certain Supporting Stockholders of Astra Space, Inc.
10.4	Sponsor Agreement, dated as of February 2, 2021, by and among Pendrell Holicity Holdings Corporation and Astra Space, Inc.
10.5	Form of Director Nomination Agreement
99.1	Press Release, dated February 2, 2021.
99.2	Investor Presentation, dated January, 2021.
99.3	Employee Email and Frequently Asked Questions for Employees, dated February 2, 2021

†	Certain of the exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The Registrant agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOLICITY INC.

	By:	/s/ Steve Ednie
	Name:	Steve Ednie
	Title:	Chief Financial Officer

Date: February 2, 2021